SECOND
                  AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                        AMERICAN MORTGAGE INVESTORS TRUST


            WHEREAS the Declaration of Trust of American Mortgage Investors Trust was declared, executed and acknowledged in Boston, Massachusetts on June 11, 1991 by Carmela Laurella (the "Initial Trustee") and was thereafter filed in the offices of the Secretary of the Commonwealth of Massachusetts (the "Original Declaration of Trust"); and

            WHEREAS the Original Declaration of Trust was amended and restated by the Amended and Restated Trust Agreement dated as of March 29, 1993 filed in the offices of the Secretary of State of the Commonwealth of Massachusetts (the "First Amended and Restated Declaration of Trust");

            WHEREAS the undersigned, being all of the presently incumbent Trustees, desire to amend and restate the First Amended and Restated Declaration of Trust to read in its entirety as set forth herein; and

            WHEREAS the Trustees have unanimously approved amending the First Amended and Restated Declaration of Trust pursuant to the proposals (the "Proposals") as more fully described in the Consent Solicitation Statement dated February 11, 1999 ("Consent Statement") and distributed to all Shareholders of record as of February 5, 1999;

            WHEREAS the Proposals require the approval of Shareholder holding a majority of the Shares entitled to vote and such approval was obtained;

            WHEREAS the Trustees confirm and recite the recitals of the First Amended and Restated Declaration of Trust, to wit:

            A. The Trust has been formed for the purposes of raising capital and utilizing such capital to invest in Mortgage Investments.

            B. The Trustees desire that such Trust qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code.

            C. The Trustees may hereafter acquire, hold, invest and dispose of Trust assets as trustees in the manner provided in this Declaration of Trust.

            D. The beneficial interest in the Trust assets shall be divided into one or more classes of transferable shares of beneficial interest, as provided in this Declaration of Trust.

                                   DECLARATION

            NOW, THEREFORE, J. Michael Fried, residing at 6 Peter Cooper Road, Apt. 29, New York, New York, Peter T. Allen, residing at 2224 Applewood Court, Ann Arbor, Michigan and Arthur P. Fisch, residing at 25 Joralemon Street, Brooklyn, New York (such persons and any successor to such persons and additional persons, so long as they shall continue in or be admitted to office in accordance with the terms of this Declaration of Trust, are hereinafter together called the "Trustees"), hereby declare that they will hold all property of every type and description which they may acquire as such trustees, together with the proceeds thereof, in trust, to manage, hold and dispose of the same for the benefit of the holders of record from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the provisions of this Declaration of Trust:

                                    ARTICLE I

                                    THE TRUST

            SECTION I.1 NAME. The name of the Trust created by this Declaration of Trust shall be "AMERICAN MORTGAGE INVESTORS TRUST" (hereinafter called the "Trust") and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity of Trustees, and not individually or personally, and shall not refer to the officers or Shareholders of the Trust or to the agents or employees of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name, subject, however, to the limitations contained in the next succeeding paragraph.

            SECTION I.2 LOCATION. The Trust shall maintain an office of record in Boston, Massachusetts, initially at 84 State Street, care of The Prentice Hall Corporation System, Inc. (the Trust's resident agent initially), in the City of Boston, in the County of Suffolk, in the Commonwealth of Massachusetts and the Trust may have such other offices or places of business as the Trustees may from time to time determine as necessary or expedient.

            SECTION I.3 NATURE OF TRUST. The Trust shall be of the type commonly termed a Massachusetts business trust; this Declaration of Trust and all amendments hereto and restatements hereof shall be filed in all appropriate state and local offices in the Commonwealth of Massachusetts in order to effectuate such intent. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. The Trust is intended to have the status of a "real estate investment trust" as that term is defined in the REIT Provisions of the Internal Revenue Code and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent, unless and until the Trustees, including a majority of the Independent Trustees, may determine that the maintenance of that status is no longer in the best interests of the Shareholders or practicable.

                                   ARTICLE II

                                   DEFINITIONS

            SECTION II.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Consent Statement. Whenever used in this Declaration of Trust, unless the context otherwise requires, the terms defined in this Article II shall have the following respective meanings:

            (a) Acquired Guaranteed Mortgage Certificate. "Acquired Guaranteed Mortgage Certificate" shall mean any mortgage-backed security guaranteed by Fannie Mae or Freddie Mac which is backed by a conventional mortgage or mortgages and acquired by or on behalf of the Trust other than in connection with the origination of the underlying Mortgage or Mortgages.

            (b) Acquired Insured Mortgage. "Acquired Insured Mortgage" shall mean any Mortgage which is a fully funded mortgage loan insured by FHA and acquired by or on behalf of the Trust as a whole loan or a beneficial interest or a participating interest therein or by a purchase of mortgage-backed securities or pass-through certificates backed by indebtedness secured by FHA insured mortgage loans. Acquired Insured Mortgage shall not include Ginnie Mae mortgage-backed securities or pass-through certificates backed by indebtedness secured by an Originated Insured Mortgage.

            (c) Acquired Mortgage. "Acquired Mortgage" shall mean either an Acquired Insured Mortgage or an Acquired Guaranteed Mortgage Certificate.

            (d) Acquisition Fees. "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Mortgages and other Mortgage Investments by the Trust. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

            (e) Additional Loan. "Additional Loan" shall mean the non-interest bearing loan made to the developer or a sponsor of a Development (or the general partners or other


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

principals of the owner of the Development) in connection with a Mortgage Loan.

            (f) Additional Mortgage Investments. "Additional Mortgage Investments" shall mean the permanent investments of the Trust as described in the Consent Statement, (other than the Original Mortgage Investments) which investments shall include: Uninsured Mortgage Loans, Construction Loans, Bridge Loans, Mezzanine Loans, Mortgage Derivatives and Subordinated Interests in CMBS.

            (g) Advisor. "Advisor" shall mean the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Trust, including a person or entity to which an Advisor subcontracts substantially all such functions. Initially, the Advisor shall be Related AMI or anyone who succeeds it in such capacity.

            (h) Advisory Agreement. "Advisory Agreement" shall mean the agreement between the Trust and the Advisor pursuant to which the Advisor will act as the investment advisor and administrator of the Trust.

            (i) Affiliate. "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any officer, director, trustee or general partner of such Person and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

            (j) Affiliated Programs. "Affiliated Programs" shall mean Aegis Realty, Inc., Capital Mortgage Plus L.P., any similar programs organized by the Sponsor, any successors to such programs or a combination of such programs.

            (k) Asset Management Fee. "Asset Management Fee" shall mean the Asset Management Fee payable to the Advisor under the provisions of the Advisory Agreement.

            (l) Average Invested Assets. "Average Invested Assets" shall mean the average of the aggregate Book Value of the assets of the Trust for any period invested, directly or indirectly, in Mortgage Investments, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

            (m) Book Value. "Book Value" shall mean the value of an asset or assets of the Trust on the books of the Trust before provision for amortization or depreciation, and before deducting any indebtedness or other liability in respect thereto, except that no asset shall be valued at more than its fair value as determined by the Board of Trustees.

            (n) CMOs. "CMOs" shall mean collateralized mortgage obligations.


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

            (o) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

            (p) Common Shares. "Common Shares" shall mean any Shares classified or reclassified as such by the Trustees.

            (q) Competitive Commission. "Competitive Commission" shall have the meaning ascribed to such term in Article VI, Section 6.6.

            (r) Consent Statement. "Consent Statement" shall mean the Consent Statement sent to Shareholders dated February 11, 1999.

            (s) Debt Limitation. "Debt Limitation" shall mean (i) 100% of Total Market Value (calculated at the time debt is incurred) with respect to Total Trust Indebtedness and (ii) 50% of Total Market Value (calculated at the time debt is incurred) with respect to Permanent Trust Indebtedness.

            (t) Development. "Development" shall mean a multi-family, primarily residential, rental project or health care facility.

            (u) Excess Shares. "Excess Shares" shall have the meaning ascribed to such term in Article XII, Section 12.1.

            (v) Fannie Mae. "Fannie Mae" shall mean the Federal National Mortgage Association.

            (w) FHA. "FHA" shall mean the Federal Housing Administration.

            (x) Freddie Mac. "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation.

            (y) Ginnie Mae. "Ginnie Mae" shall mean the Government National Mortgage Association.

            (z) HUD. "HUD" shall mean the United States Department of Housing and Urban Development.

            (aa) Independent Expert. "Independent Expert" shall mean a person with no current or prior business or personal relationship with the Advisor or the Trustees and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Trust.


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

            (bb) Independent Trustees. "Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, or its Affiliates, (ii) do not serve as a director or trustee for more than three other REITs organized by the Sponsor, and (iii) perform no other services for the Trust except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor or the Trust.

            (cc) Initial Investment. "Initial Investment" shall mean the $200,000 investment in Shares which the Advisor has made pursuant to Article VI, Section 6.7 of this Declaration of Trust.

            (dd) IRS. "IRS" shall mean the Internal Revenue Service of the United States of America.

            (ee) Mortgage Investments. "Mortgage Investments" shall mean, collectively, Original Mortgage Investments and Additional Mortgage Investments.

            (ff) Mortgage Loan. "Mortgage Loan" shall mean the mortgage loan made to the entity which owns a Development.

            (gg) Mortgage Prepayments, Sales or Insurance. "Mortgage Prepayments, Sales or Insurance" shall mean any Trust transaction (other than the receipt of base interest, Participating Interest Payments which were calculated on net cash flow or other measure of the net rentals or revenues from a Development, principal payments when due on a Mortgage or other Mortgage Investments, the issuance of Shares, and payments by a borrower to the Advisor or an Affiliate in respect of the Asset Management Fee in connection with a negotiated prepayment) including, without limitation, Participating Interest Payments calculated on the profits or proceeds realized upon the refinancing, sale or other disposition of a Development, prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgages and other Mortgage Investments held by the Trust or the receipt of insurance proceeds from the FHA or of guarantee proceeds from Ginnie Mae, Fannie Mae or Freddie Mac or otherwise with respect to any Mortgage, or any other disposition of Trust assets.

            (hh) Mortgages. "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT Provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of the Trust's qualification as a REIT (e.g., REMICs).


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

            (ii) Net Assets or Net Asset Value. "Net Assets" or "Net Asset Value" shall mean the Total Assets of the Trust (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Trust, calculated at least quarterly on a basis consistently applied.

            (jj) Net Income. "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from Mortgage Prepayments, Sales or Insurance.

            (kk) Original Mortgage Investments. "Original Mortgage Investments" shall mean the permanent investments of the Trust as described in the Prospectus, including investments in (i) Acquired Mortgages, (ii) Originated Mortgages, (iii) other types of Mortgages (including interests in pass-through entities such as regular interests in REMICs which, under the REIT Provisions of the Code, are considered to be qualifying real estate assets for purposes of the Trust's qualification as a REIT), (iv) Additional Loans and (v) subject to restrictions imposed by certain provisions of the Code, CMOs collateralized by mortgages insured by FHA or mortgage certificates guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

            (ll) Originated Guaranteed Mortgage Certificate. "Originated Guaranteed Mortgage Certificate" shall mean any mortgage-backed security guaranteed by Fannie Mae or Freddie Mac which is backed by a conventional mortgage or mortgages originated by or on behalf of the Trust.

            (mm) Originated Insured Mortgage. "Originated Insured Mortgage" shall mean a Mortgage originated by or on behalf of the Trust or by another lender and sold to the Trust prior to the time it has been fully funded, the principal of which (excluding Participating Interest Payments and any Additional
Loan) is eligible for insurance by FHA and others under programs administered by HUD and shall also include Ginnie Mae mortgage-backed securities and Ginnie Mae pass-through certificates backed by indebtedness secured by an Originated Insured Mortgage.

            (nn) Originated Mortgage. "Originated Mortgage" shall mean either an Originated Insured Mortgage or an Originated Guaranteed Mortgage Certificate.

            (oo) Participating Interest Payments. "Participating Interest Payments" shall mean interest payments to be paid in connection with Originated Mortgages or Acquired Mortgages which payments are in addition to the base rate of interest on an Originated Mortgage or Acquired Mortgage and are calculated as a percentage of the cash flow, rentals, revenues and/or appreciation of the underlying project.


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


            (pp) Permanent Indebtedness. "Permanent Indebtedness" shall mean all indebtedness of the Trust other than Working Capital Indebtedness, trade payables and subordinated Advisor fees.

            (qq) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

            (rr) Preferred Shares. "Preferred Shares" shall mean any Shares classified or reclassified as such by the Trustees.

            (ss) Proposals. "Proposals" shall have the meaning ascribed to such term in the Recitals.

            (tt) Prospectus. "Prospectus" shall mean the final prospectus of the Trust in connection with the initial registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended.

            (uu) Real Estate Investment Trust ("REIT") Provisions of the Internal Revenue Code. "Real Estate Investment Trust Provisions of the Internal Revenue Code" shall mean part II, subchapter M, chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, other sections of the Code specifically applicable to REITs and regulations and rulings promulgated thereunder.

            (vv) Reinvestment Plan. "Reinvestment Plan" shall mean the Trust's dividend reinvestment plan pursuant to which Shareholders can elect to have their distributions reinvested in additional shares.

            (ww) REIT. "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust as defined in Sections 856 to 860 of the Code.

            (xx) Related AMI. "Related AMI" shall mean Related AMI Associates, Inc., a Delaware corporation.

            (yy) REMIC. "REMIC" shall mean a real estate mortgage investment conduit described in sections 860A through 860G of the Code.

            (zz) Roll-Up. "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity. Such term does not include:


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

               (i) a transaction involving securities of the Trust that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

              (ii) a transaction involving the conversion to corporate or association form of only the Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

            (a)   Shareholders' voting rights;

            (b)   the term and existence of the Trust;

            (c)   Sponsor or Advisor compensation;

            (d)   the Trust's investment objectives.

            (aaa) Roll-Up Entity. "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

            (bbb) Securities. "Securities" shall mean any instruments commonly known as "securities," including stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

            (ccc) Shareholders. "Shareholders" shall mean holders of the Shares.

            (ddd) Shares. "Shares" shall mean the beneficial interests of a Shareholder in the Trust representing undivided beneficial interests in the assets of the Trust, which may be evidenced by certificates, including, without limitation, Common Shares and Preferred Shares.

            (eee) Shareholder List. "Shareholder List" shall have the meaning ascribed to such term in Article III, Section 3.5.

            (fff) Sponsor. "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person, but does not include (i) any person whose only relationship with the Trust is that of an independent asset manager and whose only compensation from the Trust is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Trust is for professional services.


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


            (ggg) Total Assets of the Trust. "Total Assets of the Trust" shall mean the value of all assets of the Trust as shown on the books of the Trust.

            (hhh) Total Invested Assets. "Total Invested Assets" shall mean the aggregate original amount invested in Mortgage Investments reduced, upon the receipt of sales proceeds, FHA or other insurance or guarantee proceeds or prepayments, by the original amount invested in the Mortgage Investment which is not reinvested, except that in the case of a partial payment, Total Invested Assets shall be reduced on a pro rata basis to the extent not reinvested.

            (iii) Total Operating Expenses. "Total Operating Expenses" shall mean all operating, general and administrative expenses of the Trust as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e., depreciation, amortization, bad debt reserve), costs related directly to a specific Mortgage Investment by the Trust, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

            (jjj) Total Market Value. "Total Market Value" shall mean the greater of (i) the sum of (x) the aggregate market value of the Trust's outstanding Shares and (y) the Total Trust Indebtedness excluding unconsolidated subsidiaries and (ii) the aggregate value of the Trust's assets as determined by the Advisor based upon third-party or management appraisals and other criteria as the Board of Trustees shall determine in its sole discretion.

            (kkk) Total Trust Indebtedness. "Total Trust Indebtedness" shall mean, collectively, Permanent Indebtedness and Working Capital Indebtedness.

            (lll) Trust. "Trust" shall mean the Massachusetts business trust created pursuant to this Declaration of Trust.

            (mmm) Trustees. "Trustees" shall have the meaning ascribed to such term in the heading of this Declaration of Trust and who collectively shall constitute the Board of Trustees of the Trust.

            (nnn) Unimproved Real Property. "Unimproved Real Property" shall mean property which has the following three characteristics: (1) the property was not acquired for the purpose of producing rental or other operating income,
(2) there is no development or construction in process on such land, and (3) no development or construction on such land is planned in good faith to commence on such land within one year.


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

            (ooo) Working Capital Indebtedness. "Working Capital Indebtedness" shall mean indebtedness (i) which has a term of no longer than five years and is utilized by the Trust to acquire and originate Mortgage Investments which are intended to be pooled as part of an issuance of CMOs or pass-through certificates sponsored by the Trust or its subsidiaries, the proceeds of which will be used to repay such indebtedness, or (ii) used to pay distributions to Shareholders and operating expenses, including without limitation, fees to the Advisor.

                                   ARTICLE III

                             MEETING OF SHAREHOLDERS

            SECTION III.1 ANNUAL MEETINGS. Annual meetings of Shareholders for the election of Trustees and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the Commonwealth of Massachusetts, and at such time and date not less than 30 days after delivery of the annual report, but in no event later than June 30 of each such year as the Board of Trustees, by resolution, shall determine. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the Shareholders entitled to vote shall elect a Board of Trustees and may transact such other Trust business as shall be stated in the notice of the meeting.

            SECTION III.2 OTHER MEETINGS. Meetings of Shareholders for any purpose other than the election of Trustees may be held at such time and place, within or without the Commonwealth of Massachusetts, as shall be stated in the notice of the meeting.

            SECTION III.3 VOTING. Each Shareholder entitled to vote in accordance with the terms and provisions of this Declaration of Trust shall be entitled to one vote for each Share held by such Shareholder (i) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast, which writing must be received by the Trustees prior to such meeting or (ii) without a meeting, by a signed writing or consent directing the manner in which he desires his vote to be cast, which writing must be received by the Trustees prior to the date upon which the votes of the Shareholders are to be counted. In connection with the foregoing, no proxy shall be voted after six months from its date unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and provides for a longer period and except that the Board of Trustees may prohibit the holders of Excess Shares from voting the Excess Shares. Upon the demand of any Shareholder, the vote for Trustees and upon any question before a meeting, the vote shall be by ballot. All elections for Trustees shall be decided by plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by this Declaration of Trust, all other questions shall be decided by a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting. Notwithstanding the foregoing, none of the


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Advisor, the Trustees nor their Affiliates may vote any Shares held by them, or consent, on matters submitted to the Shareholders regarding:

            (a) the removal of the Advisor, the Trustees or their Affiliates; or

            (b) any transaction between the Trust and the Advisor, the Trustees or their Affiliates.

            Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on the matters discussed in (a) and (b) above, nor in the Shares actually voted thereon.

            SECTION III.4 INSPECTORS OF ELECTION. The Board of Trustees, in advance of any Shareholders' meeting or other Shareholder vote, may appoint one or more inspectors to act at the meeting, any adjournment thereof or in connection with any other Shareholder vote. If inspectors are not so appointed, the person presiding at a Shareholders' meeting or the Chairman of the Board where there is no meeting, may, and on the request of any Shareholder entitled to vote in connection with a particular question, shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in the case of a meeting, in advance of the meeting or at that meeting by the person presiding thereat or, in the case of a vote without a meeting, in advance of counting the vote. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

            The inspectors shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, if applicable, the existence of a quorum, if applicable, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting, if applicable, or any Shareholder entitled to vote thereat or in connection with a particular solicitation, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

            SECTION III.5 ACCESS TO RECORDS. Any Shareholder and any designated representative thereof shall be permitted access to all records of the Trust at all reasonable times, and may inspect and copy any of them. Inspection of the Trust books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours. In addition, with respect to access to the list of Shareholders:

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            (a) An alphabetical list of the names, addresses, and business telephone numbers of the Shareholders of the Trust along with the number of shares held by each of them (the "Shareholder List") shall be maintained as a part of the books and records of the Trust and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Trust at 625 Madison Avenue, New York, New York, 10022, or such other address as may be designated by the Trust, upon the request of the Shareholder;

            (b) The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein;

            (c) A copy of the Shareholder List shall be mailed to any Shareholder requesting the Shareholder List within ten days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Trust;

            (d) The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights under the Declaration of Trust, and the exercise of Shareholders' rights under federal proxy laws; and

            (e) If the Advisor or the officers or Trustees of the Trust neglect or refuse to exhibit, produce, or mail a copy of the Shareholder List as requested, the Sponsor shall be liable to any Shareholder requesting the list for the costs, including attorney's fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

            Subject to the foregoing, with respect to certain solicitations made by the Trust, the Trust may, with the consent of the Shareholder, mail communications on behalf of any Shareholder at his expense who so requests in writing and is entitled to vote on the same subject matter as the Trust's solicitation.

            SECTION III.6 QUORUM. Except as otherwise required by law or by this Declaration of Trust, the presence, in person or by proxy, of Shareholders holding a majority of the outstanding Shares of the Trust entitled to vote, shall constitute a quorum at all meetings of the Shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of Shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of Shares entitled to vote shall be presented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

            SECTION III.7 SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Chairman of the Board, by the President, by a majority of the Trustees or by a majority of the Independent Trustees, and shall be called by any officer of the Trust upon written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares of the Trust entitled to vote at such meeting. The call of a special meeting shall state the nature of the business to be transacted and that no other business shall be considered at such meeting.

            Upon receipt of a written request either in person or by registered mail stating the purpose(s) of the meeting requested by Shareholders, the Trust shall provide all Shareholders, within ten (10) business days after receipt of said request, written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not less than twenty (20) nor more than sixty (60) days after receipt of said request (or as soon thereafter as the applicable proxy rules may reasonably be complied with) for such meeting, at a time and place convenient to the Shareholders.

            The place, date and time of, as well as the record date for determining the persons entitled to notice of and to vote at, any special meeting, including any special meeting to be called at the request of the holders of 10% or more of the Shares outstanding, shall be determined by the Board of Trustees; provided, however, in the case of a special meeting to be called at the request of the holders of 10% or more of the Shares outstanding, if the Board of Trustees declines or fails to make any such determination within ten business days of such request, then the officer calling such special meeting shall at the time of such call designate the place, date and time of such special meeting as well as the record date for determining persons entitled to notice of and to vote at such meeting.

            SECTION III.8 NOTICE OF ANNUAL AND SPECIAL MEETINGS CALLED BY CERTAIN OR ALL OF THE TRUSTEES AND SOLICITATION OF CONSENT WITHOUT MEETING. Written notice, stating the place, date and time of the annual meeting or a special meeting not called at the request of the Shareholders, and the general nature of the business to be considered in the case of an annual meeting, or the specific nature of the business to be considered in the case of a special meeting, shall be given to each Shareholder entitled to vote thereat at his address as it appears on the records of the Trust, not less than twenty (20) nor more than sixty (60) days before the date of such meeting. In the case of a Shareholder vote without a meeting, the date for responding to such solicitation and the counting of the votes in connection therewith must occur no later than sixty
(60) days and no sooner than twenty (20) days after notice of such requested vote is given.

            SECTION III.9 BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat.

                                   ARTICLE IV

                                    TRUSTEES

            SECTION IV.1 NUMBER, TERM AND QUALIFICATIONS. Not later than the time when the Trust first has public Shareholders, the number of Trustees shall be not less than three nor more than nine, as fixed from time to time by the Board of Trustees, a majority of whom shall at all times be Independent Trustees (except that in the event of death, resignation or removal of an Independent Trustee, the requirement for such majority shall not be applicable for a period of 60 days). Unless otherwise fixed by the Board of Trustees or the Shareholders, the number of Trustees constituting the entire Board of Trustees shall be three.

            The Trustees shall be elected at the annual meeting of Shareholders. Each Trustee shall serve a term of one year subject to his successor being elected and qualified.

            A Trustee shall be an individual at least 21 years of age who is not under legal disability. A Trustee shall not be required to devote his full business time and effort to the Trust. A Trustee shall qualify as such when he has either signed this Declaration of Trust or agreed in writing to be bound by it. No bond shall be required to secure the performance of a Trustee unless the Trustees so provide or as required by law.

            A Trustee must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage Mortgage Investments. At least one Independent Trustee must have at least three years of relevant real estate experience.

            Nominations for the election of Trustees may be made by the Board of Trustees or a committee appointed by the Board of Trustees or by any Shareholder entitled to vote in the election of Trustees generally. However, any Shareholder entitled to vote in the election of Trustees generally may nominate one or more persons for election as Trustees at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the

Secretary of the Trust not later than (i) with respect to an election to be held at an annual meeting of Shareholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of Trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to Shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of Shares of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Trustees; and (e) the consent of each nominee to serve as a Trustee of the Trust if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

            SECTION IV.2 AUTHORITY OF TRUSTEES. (a) General Responsibilities and Authority. Consistent with the duties and obligations of, and limitations on, the Trustees as set forth herein, and under the laws of the Commonwealth of Massachusetts, the Trustees are accountable to the Shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in the best interest of the Trust and its Shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the Trustees shall have a fiduciary duty to the Shareholders to review the relationship of the Trust with the Advisor.

            The Trustees shall have full, absolute and exclusive power, control, management and authority over the Trust's assets and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. The Trustees shall have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by this Declaration of Trust.

            The Trustees shall establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Trust and the Advisor to assure that such policies are carried out. Until modified by the Trustees, the Trust shall follow the policies on investments and borrowings set forth in the Consent Statement.

            (b) Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration of Trust and in addition to any powers and authorities conferred by this Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

               (i) To retain, invest and reinvest the capital or other funds of the Trust (including, without limitation, repayments and disposition proceeds from sales of the Trust's Mortgage Investments) in Mortgages and other Mortgage Investments without regard to whether any such Mortgages and other Mortgage Investments may mature before the possible termination of the Trust, and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust assets.

              (ii) For such consideration as they deem proper to invest in, purchase or otherwise acquire for cash or other property and hold for investment Mortgages secured by real property located in the United States, and, in connection with any such investment in Mortgages, acquire
      (i) the entire or any participating interest in rents, lease payments or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, real property; and (ii) such investments, either directly or, subject to Article VII, Section 7.1, through joint ventures, partnerships, or other lawful combinations or associations.

             (iii) To sell, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the assets of the Trust by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust.

              (iv) To issue authorized Shares or other Securities, all without the vote of or other action by the Shareholders, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer the Shares or any of such Securities.

               (v) To enter into contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

              (vi) To, subject to Article VII, Section 7.9, borrow money and give negotiable or non-negotiable instruments therefor; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the assets of the Trust to secure any of the foregoing.

             (vii) To lend money, whether secured or unsecured.

            (viii) To create reserve funds for any purpose.

              (ix) To incur and pay out of the Trust assets any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for, and are incurred in connection with, the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or upon or against the Trust assets or any part thereof, and for any of the purposes herein.

               (x) To deposit funds or securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

              (xi) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in, or mortgages or securities issued or created by, any Person, forming part of the assets of the Trust, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers.

             (xii) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations with independent third parties or, subject: to Article VII, Section 7.1, with Affiliated Programs.

            (xiii) To elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation, as may be prescribed by the Trustees; to engage or employ any

      Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law and subject to the supervision of the Trustees, to delegate any of the powers and duties of the Trustees to the Advisor.

             (xiv) To determine the proper accounting treatment for Trust income, loss and capital.

              (xv) To determine from time to time the value of all or any part of the Trust assets and of any securities, assets, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust assets in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

             (xvi) To collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the assets of the Trust or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

            (xvii) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

           (xviii) To purchase and pay for out of the Trust assets insurance contracts and policies insuring the Trust assets against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor; provided, however, that the Trustees may purchase and pay for out of Trust assets insurance contracts and policies insuring independent contractors or agents, only if such policies are customarily provided to independent contractors or agents providing the services being rendered in the locality where such services are being rendered; provided, further, that limitations on the acquisition of insurance contracts or policies shall not apply to the Advisor, unless otherwise restricted as set forth in Article XI, Section 11.2(c).

             (xix) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year.

              (xx) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

             (xxi) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivisions. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

            (xxii) To renew, modify, extend, consolidate or cancel, in whole or in part, the Reinvestment Plan.

           (xxiii) To acquire real property (or an interest therein) in the event of a Mortgage foreclosure and perform all acts incidental to the ownership of real property including, without limitation, entering into leases for space located therein.

            (xxiv) To cause the Trust to repurchase Shares from time to time out of surplus funds of the Trust, if any, to further the business of the Trust;

             (xxv) To list the Shares on the American Stock Exchange or any other exchange or market;

            (xxvi) To, in connection with the leveraging of the Trust's assets, cause the Trust to form and invest in subsidiaries and other investment vehicles and transfer any or all of the Trust's assets to such entities; provided, however, that such entities shall be operated in a manner which is consistent with the provisions of this Trust Agreement;

           (xxvii) To adopt, implement and from time to time amend bylaws of the Trust relating to the business and organization of the Trust that are not inconsistent with the provisions of this Declaration of Trust; and

          (xxviii) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration of Trust.

            (c) Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of Massachusetts upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration of Trust.

            (d) Business Opportunities With Affiliated Programs. The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments among the Trust and the Affiliated Programs to insure that the allocation method described in the Prospectus is being applied fairly to the Trust.

            (e) Suitable Investment Opportunities. Before any Trustee, including any Independent Trustee, may take advantage of an investment opportunity that is suitable for the Trust for their own account or present or recommend it to others, they shall present such investment opportunity to the Trust if (i) such opportunity is within the Trust's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Trust, and (iii) the Trust has the financial resources to take advantage of such opportunity.

            SECTION IV.3 RESIGNATIONS. Any Trustee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

            SECTION IV.4 REMOVAL OF TRUSTEES. Any one or more of the Trustees may be removed, but only for cause, by action of a majority of the Board of Trustees. Any or all of the Trustees may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote, subject to the provisions of Article III, Section 3.3 hereof. A special meeting of the Shareholders for the purpose of removing a Trustee shall be called by an officer of the Trust in accordance with the provisions of
Article III, Section 3.7 hereof.

            SECTION IV.5 NEWLY CREATED TRUSTEESHIPS AND VACANCIES. Newly created trusteeships resulting from an increase in the number of Trustees or vacancies occurring in the Board of Trustees for any reason except the removal of Trustees by Shareholders may be filled by vote of a majority of the Trustees then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of Trustees by Shareholders shall be filled by the Shareholders. A Trustee elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. The Independent Trustees shall nominate replacements for vacancies among the Independent Trustees' positions. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee, or the estate of the deceased Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Article IV,
Section 4.5, the filling of vacancies or newly created trusteeships on the Board of Trustees shall be subject to compliance with the requirements of Section 4.1 of this Article IV.

            SECTION IV.6 SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title and interest of the Trustees in and to the assets of the Trust shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 4.5 of this
Article IV or otherwise.

            SECTION IV.7 ACTIONS BY TRUSTEES. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the number of incumbent Trustees, provided that at least a majority of such number are Independent Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present at such meeting if a quorum is present. Any action of the Trustees taken without a meeting shall be taken pursuant to the consent procedures set forth in Section 4.9 of this Article IV. Any agreement, deed, mortgage, lease or other instrument or writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees.

            SECTION IV.8 COMPENSATION. Independent Trustees shall be entitled to receive compensation for serving as Trustees at the rate of $10,000 per year. Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Non-Independent Trustees shall not receive any compensation from the Trust. Nothing herein contained shall be construed to preclude any non-Independent Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. Independent Trustees shall not perform any services for the Trust except as Trustees.

            SECTION IV.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, provided prior to such action a written consent thereto is signed by a majority of the Board of Trustees, and provided, further, at least a majority of the consenting Trustees are Independent Trustees. Any such written consent shall be filed with the minutes of proceedings of the Trustees.

            SECTION IV.10 TELEPHONIC MEETING. All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all participants can hear each other and participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

            SECTION IV.11 EXECUTIVE COMMITTEE. The Trustees may appoint an executive committee from among their number consisting of three or more members, a majority of whom shall be Independent Trustees, which shall have such powers, duties and obligations as the Trustees may deem necessary and appropriate, including, without limitation, the power to conduct the business and affairs of the Trust during periods between meetings of the Trustees. The Executive Committee shall report its activities periodically to the Trustees.


                                    ARTICLE V

                                    OFFICERS

            SECTION V.1 OFFICERS. The officers of the Trust shall consist of a Chairman of the Board, a President, a Treasurer and a Secretary, and shall be elected by the Board of Trustees and shall hold office until their successors are elected and qualified. In addition, the Board of Trustees may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Trust need be Trustees. The officers shall be elected at the first meeting of the Board of Trustees after each annual meeting. More than one office may be held by the same person.

            SECTION V.2 OTHER OFFICERS AND AGENTS. The Board of Trustees may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Trustees.

            SECTION V.3 CHAIRMAN OF THE BOARD. The Chairman of the Board of Trustees, if one is elected, shall be the chief executive officer of the Trust and shall preside at all meetings of the Board of Trustees. He shall have and perform such other duties as from time to time may be assigned to him by the Board of Trustees.

            SECTION V.4 PRESIDENT. The President shall be the chief operating officer of the Trust and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the Shareholders if present thereat, and in the absence or non-election of the Chairman of the Board, at all meetings of the Board of Trustees, and shall have general supervision, direction and control of the business of the Trust. Unless the Board of Trustees shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Trust, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

            SECTION V.5 VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Trustees.

            SECTION V.6 TREASURER. The Treasurer shall have custody of the funds and Securities of the Trust and shall keep a full and accurate account of receipts and disbursements in books belonging to the Trust. He shall deposit all moneys and other valuables In the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

            The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, the Chairman of the Board or the President, taking proper vouchers for such disbursements. He shall render to the President or Board of Trustees at the regular meetings of the Board of Trustees, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If required by the Board of Trustees, he shall give the Trust a bond, at the Trust's expense, for the faithful discharge of his duties in such amount and with such surety as the Board of Trustees shall prescribe.

            SECTION V.7 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of Shareholders and Trustees; and all other notices required by law or by this Declaration of Trust, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or by the Trustees or Shareholders, upon whose requisition the meeting is called as provided in this Declaration of Trust. He shall record all the proceedings of the meetings of the Trust and of Trustees in a book to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and when authorized by the Board of Trustees, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

            SECTION V.8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Trustees.


                                   ARTICLE VI

                                     ADVISOR

            SECTION VI.1 EMPLOYMENT OF ADVISOR. The Board of Trustees is responsible for the general policies of the Trust and for such general supervision and management of the business of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration of Trust. However, the Board of Trustees and officers shall not be required personally to conduct all the business of the Trust and consistent with their ultimate responsibility as stated above, the Board of Trustees shall have the power to appoint, employ or contract with any Person (including one or more of the directors or officers or any corporation, partnership, or trust in which one or more of the Trustees or officers may be directors, officers, stockholders, partners or trustees) as the Board of Trustees may deem necessary or proper for the transaction of the business of the Trust. The Board of Trustees, upon approval by a majority of the Trustees (including a majority of the Independent Trustees), shall initially employ Related AMI (herein referred to as the "Advisor") to advise the Trust, in respect of the acquisition and disposition of investments by the Trust, and to supervise other aspects of the business of the Trust, and the Trust may grant or delegate such authority to the Advisor as the Board of Trustees may in its sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by the Board of Trustees, including, without limitation, the power to delegate to the Advisor the authority (i) to cause the Trust to enter into, or dispose of, investments (not involving Affiliates of the Advisor, a Trustee, the Sponsor or Affiliates thereof unless expressly permitted by Article VII, Section 7.1) and (ii) to defer any fees due to it under the Advisory Agreement, without the approval of the Board of Trustees. The Board of Trustees may, upon approval by a majority of the Trustees (including a majority of the Independent Trustees), employ, or contract with any other Person to serve as the Advisor, with the same rights, powers and limitations described herein in substitution of Related AMI.

            The Board of Trustees (subject to the provisions of Sections 6.2, 6.3, 6.4, and 6.5 of this Article) shall have the power to determine the terms of any agreement with, and compensation of, the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any decision to employ or contract with any Trustee or any Person of which a Trustee is an Affiliate, shall be valid only if made, approved, or ratified by a majority of the Trustees (including a majority of Independent Trustees) not otherwise interested in such transaction as being fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties. The Board of Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Board of Trustees, and to make executive decisions which conform to the general policies and general principles previously established by the Board of Trustees.

            SECTION VI.2 TERM. The Board of Trustees shall not enter into any Advisory Agreement with the Advisor unless such contract has a term of no more than one year. It shall be the duty of the Board of Trustees to evaluate the performance of the Advisor before entering into or renewing any Advisory Agreement with the Advisor. The criteria used by the Board of Trustees in its evaluation of the Advisor shall be reflected in the minutes of the meeting of Trustees. The Advisory Agreement with the Advisor shall be terminable (i) without cause by the Advisor or (ii) with or without cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party. In the event of the termination of the Advisory Agreement with the Advisor, the Advisor will cooperate with the Trust and take all reasonable steps requested to assist the Board of Trustees in making an orderly transition of the advisory function. The Trustees shall determine that any successor Advisor possesses sufficient qualifications (a) to perform the advisory function for the Trust and (b) to justify the compensation provided for in its Advisory Agreement.

            SECTION VI.3 COMPENSATION. The Independent Trustees shall determine from time to time but at least annually that the compensation which the Trust contracts to pay to the Advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by the NASAA Statement of Policy regarding Real Estate Investment Trusts in effect on the effective date of the Prospectus. Each determination made by the Independent Trustees concerning the reasonableness of the compensation paid to the Advisor shall be recorded in the minutes of the meeting of Trustees and shall be based on the factors set forth below and such other factors as the Independent Trustees deem relevant:

            (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

            (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

            (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

            (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

            (e) the quality and extent of service and advice furnished by the Advisor;

            (f) the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

            (g) the quality of the portfolio of the Trust in relationship to the investments generated by the Advisor for its own account.

            The Independent Trustees shall review the performance of the Advisor and the compensation paid to it by the Trust to determine that the provisions of the contract with the Advisor are being carried out. The compensation that any Advisor employed by the Trust shall be entitled to receive for serving as investment advisor shall consist of the Asset Management Fee, payable as set forth in the Advisory Agreement. The Advisor shall also be entitled to receive reimbursement for all operating expenses described in Section 6.5 of this Article. The Advisor shall also receive from the Trust, for services rendered to the Trust, the additional compensation set forth in the Advisory Agreement, which compensation shall include, but shall not be limited to, acquisition fees, property management fees, mortgage servicing fees, incentive fees and Shares.

            In the case of multiple Advisors, incentive fees paid to such Advisors and Affiliates thereof shall be distributed by a proportional method reasonably designed to reflect the value added to the Trust's assets by each respective Advisor or Affiliate.

            The Independent Trustees shall determine from time to time but at least annually that the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Asset Value, its Net Income, and the fees and expenses of other comparable advisors in real estate. Each such determination shall be recorded in the minutes of the meeting of Trustees.

            SECTION VI.4 OTHER ACTIVITIES OF ADVISOR. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function. The Advisor may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including REITS) and the management of other investments (including investments of the Advisor and its Affiliates). The Board of Trustees may request the Advisor to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

            The Advisor shall seek out and present to the Trust whether through its own efforts, or those of third parties retained by it, investment opportunities consistent with the investment policies and objectives of the Trust and such investment policies as the Trustees may adopt from time to time. Except for the allocation of investment opportunities between the Trust and the Affiliated Programs as set forth in the Prospectus, the Advisor shall be obligated to present an investment opportunity to the Trust if (i) such opportunity is of a character which could be taken by the Trust, (ii) such opportunity is compatible with the Trust's investment objectives and policies and (iii) the Trust has the financial resources to take advantage of such opportunity before the Advisor may take advantage of such opportunity for its own account or present or recommend it to others. Subject to the limitations contained in this Paragraph, the Advisor shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

            SECTION VI.5 LIMITATION ON TOTAL OPERATING EXPENSES. The annual Total Operating Expenses of the Trust may not exceed the greater of: (i) 2% of the

Average Invested Assets of the Trust or (ii) 25% of the Trust's Net Income. The Independent Trustees have the fiduciary responsibility of limiting the Trust's annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Trustees may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual or non-recurring expenses. Any such finding by the Independent Trustees and the reasons in support thereof shall be recorded in the minutes of the meeting of Trustees. Within 60 days after the end of any fiscal quarter of the Trust for which Total Operating Expenses (for the 12 months then ended) exceed 2% of the Average Invested Assets of the Trust or 25% of the Trust's Net Income, whichever is greater, the Trust will send to Shareholders a written disclosure of such fact. If the Independent Trustees determine that such higher Total Operating Expenses are justified, such disclosure will also contain an explanation of the Independent Trustees' conclusion. In the event the Independent Trustees do not determine that such excess expenses are justified, the Advisor will reimburse the Trust for the excess amount within 60 days after the end of such period.

            SECTION VI.6 LIMITATION ON REAL ESTATE COMMISSIONS. If the Trust forecloses on a property servicing a Mortgage and sells such property, the Trust may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property ("Competitive Commission"), which shall not in the aggregate exceed the lesser of the Competitive Commission or an amount equal to 6% of the gross sales price of the property. The amount of such fees payable to the Advisor, a Trustee, a Sponsor or an Affiliate thereof shall not exceed the lesser of (i) one-half of the Competitive Commission or (ii) three percent of the gross sales price of a property and shall be paid only if such person provides a substantial amount of services in the sales effort.

            SECTION VI.7 INITIAL INVESTMENT BY AFFILIATES OF THE ADVISOR. Prior to the initial public offering of Shares pursuant to the Prospectus, the Advisor made an Initial Investment of $200,000 in the Trust by acquiring 10,000 Common Shares. The Advisor may only sell Common Shares represented by this Initial Investment through the market on which the Common Shares are normally traded.


                                   ARTICLE VII

                                INVESTMENT POLICY

            SECTION VII.1 GENERAL STATEMENT OF POLICY. The Trust intends to invest in Mortgage Investments including: (i) Original Mortgage Investments and
(ii) Additional Mortgage Investments. Additional Mortgage Investments (other than uninsured Mortgage Loans originated with the intent of later securitizing such Mortgage Loans) may not comprise, in the aggregate, more than 60% of the Mortgage Investments made by the Trust after the date the Proposals are adopted. The Trust will seek to obtain Originated Mortgages with Participating Interest Payments and, to a lesser extent, Acquired Mortgages with Participating Interest Payments. The Trust shall have the right to acquire or originate

Mortgages without first obtaining a real property appraisal, unless a majority of the Independent Trustees determine that such an appraisal is necessary; if obtained, any real property appraisals will be maintained in the Trust's books and records for at least five years. The foregoing investments are intended to be structured to comply with the Real Estate Investment Trust Provisions of the Code. In addition to the investments referred to above, the Trust may, in the discretion of the Board of Trustees or the Advisor, make the investments described in Section 7.2 below or such other investments that the Board of Trustees or the Advisor deem in good faith to be consistent with the investment objectives and policies of the Trust as set forth in the Consent Statement.

            The Trust may make commitments to make investments consistent with the foregoing policies. The Trust may also participate in joint ventures in Mortgages with Affiliated Programs (subject to the terms of this Section 7.1) and in investments with other unaffiliated investors, including unaffiliated investors having investment policies similar to those of the Trust, on the same or different terms. The Advisor may act as advisor to other investors, including investors who have the same investment policies as the Trust.

            The Independent Trustees shall review the investment policies of the Trust with sufficient frequency and at least annually to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Such determination by the Independent Trustees and the basis therefor shall be recorded in the minutes of the meeting of Trustees.

            The Trust may not enter into transactions with a Sponsor, the Advisor, a Trustee or an Affiliate thereof, except as (i) specified below or
(ii) otherwise permitted by Sections 7.7 and 7.8 of this Article VII.

            The Trust may invest in a joint venture with an Affiliated Program provided (i) the Affiliated Program has similar investment objectives to those of the Trust, (ii) such joint venture is approved by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction, as being fair and reasonable to the Trust and (iii) the Trust's participation in such joint venture is on substantially the same terms and conditions as those received by the other joint venturers. In the case of participation with Affiliated Programs, the cost of generating such investments will be shared ratably by the participating Affiliated Program and the Trust.

            The Advisor or an Affiliate may purchase Mortgages or interests therein in its own name or in the name of a nominee, a trust or a corporate "nominee" or otherwise and hold title thereto for the purpose of facilitating the acquisition of such Mortgages by the Trust or any other purpose related to the business of the Trust; provided that in the event of the acquisition of such a Mortgage by the Trust from the Advisor or its Affiliates, (i) the purchase price paid by the Trust may not exceed the purchase price paid by the Advisor or its Affiliates, including expenses of acquisition, appropriately reduced (a) to reflect the results of any interest rate hedges placed by the Advisor or its Affiliates on such Mortgages up to the date of acquisition by the Trust, (b) by any mortgage payments received or accrued to the date of acquisition by the Trust to the extent not paid over to the Trust and (c) by all closing costs and Acquisition Fees paid by the Trust and (ii) no compensation or other benefit may accrue to the Advisor or its Affiliates except as otherwise permitted herein and except that they may be reimbursed for the costs incurred to carry the Mortgage (which could include the transactional costs associated with interest rate hedges on such Mortgages including, but not limited to, commodity brokerage commissions, exchange fees, etc.). If the Advisor or an Affiliate has borrowed the funds to make or acquire such Mortgage, the carrying costs payable by the Trust shall include the lesser of interest at the rate charged or the rate which would have been charged for a comparable loan by Chase Bank, N.A., New York, New York; if the Advisor or such Affiliate has used its own funds to finance the Mortgage, the carrying costs payable by the Trust shall include interest at a rate not in excess of that which would have been charged by unrelated lending institutions or by Chase Bank, N.A., New York, New York to the Advisor or such Affiliate for short-term borrowings. The Advisor or an Affiliate may purchase other Mortgage Investments upon similar terms and conditions.

            The general purpose of the Trust is to acquire assets and to seek income which qualifies under the Real Estate Investment Trust ("REIT") Provisions of the Code. The Board of Trustees shall endeavor to make Mortgage Investments (including investments yielding "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code) in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that for a period of time during which the portfolio of investments is being developed, the Trust's assets may be invested in investments with income which does not qualify under the REIT Provisions of the Code; and provided further, however, that up to seven percent of the Trust's assets may be invested in Additional Loans, which are unsecured loans and which therefore do not qualify as real estate assets under the REIT provisions of the Code.

            The investment objectives of the Trust are to: (i) preserve and protect the Trust's invested capital, by investing principally in Mortgage Investments (ii) provide quarterly distributions which may be increased over time as a result of Participating Interest Payments, when obtainable, on Originated Mortgages, based on the cash flow or revenues of the underlying Development; and (iii) provide appreciation by investing in Acquired Mortgages which present the possibility of early disposition or prepayment and investing in Originated Mortgages and, to a lesser extent, Acquired Mortgages which may generate Participating Interest Payments, when obtainable, based on the increased value of the underlying Development upon its refinancing, sale or other disposition.

            SECTION VII.2 SPECIFIC INVESTMENTS. In addition to Mortgage Investments, the Trust may invest (through a cash management account maintained at a trust company or otherwise) its assets in investments such as: (a) securities issued, insured or guaranteed by the United States government or government agencies, (b) savings accounts,

(c) certificates of deposit, (d) bank money market accounts, (e) bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., (f) money market funds (including money market funds sponsored by the Sponsor or its Affiliates) having assets in excess of $50 million, (g) other short-term highly liquid investments with banks having a net worth of at least $50 million, (h) investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code, and (i) any combination of the foregoing investments.

            SECTION VII.3 REAL PROPERTY. To the extent the Trust invests in real property, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, a Trustee, the Sponsors, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees.

            SECTION VII.4 RESERVES. The Trust may retain, as a permanent reserve, any amounts which the Board of Trustees deems reasonable, in cash and in the types of investments described above in Section 7.2 of this Article.

            SECTION VII.5 CHANGES IN INVESTMENT POLICIES AND OBJECTIVES. Subject to the investment restrictions in Sections 7.6 and 7.7 of this Article, a majority of the Independent Trustees may alter any or all the above-described investment policies if they determine such change to be in the best interests of the Trust. A change in the investment objectives of the Trust shall require the prior approval of a majority of the outstanding Shares entitled to vote thereon. Subject to the preceding terms, the Board of Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article.

            SECTION VII.6 UNINVESTED ASSETS. To the extent that the Trust has assets not otherwise invested in accordance with Section 7.1 of this Article, the Board of Trustees may invest such assets in the types of investments in which the Trust is permitted to invest pursuant to Section 7.2 of this Article.

            SECTION VII.7 RESTRICTIONS. The Board of Trustees shall not:

            (a) invest in any foreign currency or bullion;

            (b) invest in commodities or commodities futures contracts other than interest rate futures, when used solely for hedging purposes;

            (c) invest in real estate contracts of sale, unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title and unless such investment is held as security for Mortgages made or acquired by the Trust;

            (d)   engage in any short sale;

            (e) invest in any security in any entity holding investments or engaging in activities prohibited by this Declaration of Trust;

            (f) issue "redeemable equity securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940), "face amount certificates of the installment type" as defined in Section 2(a)(15) thereof, or "periodic payment plan certificates" as defined in Section 2(a)(27) thereof;

            (g) invest more than 10% of its total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property;

            (h) issue options or warrants to purchase its Shares to any Person unless (i) the exercise price equals or exceeds the fair market value of the Shares on the date of grant and (ii) the consideration received (which may include services), in the judgment of the Independent Trustees, has a market value equal or exceeding the value of such options or warrants on the date of grant;

            (i) issue options or warrants to purchase its Shares to the Advisor, a Trustee, a Sponsor or an Affiliate thereof, unless such options or warrants
(i) are issued on the same terms as such options or warrants are sold to the general public, (ii) do not exceed an amount equal to 10% of the outstanding Shares of the Trust on the date of grant or (iii) issued pursuant to a plan approved by the Shareholders;

            (j) commingle the Trust funds with those of any other person or entity, except that the use of a zero balance or clearing account shall not constitute a commingling of Trust funds and that funds of the Trust and funds of other entities sponsored by a Sponsor or its Affiliates may be held in an account or accounts established and maintained for the purpose of making computerized disbursements and/or short-term investments provided the Trust funds are protected from claims of such other entities and creditors of such other entities;

            (k) except for investments permitted by the Consent Statement, invest in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months; and provided, further, that all joint ventures with affiliates of the Advisor, a Trustee, a Sponsor or Affiliate thereof must comply with the provisions of Section 7.1 of this Article VII;

            (l) make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Sponsor, a Trustee or Affiliates thereof; provided, however, that the foregoing shall not prohibit loans to subsidiaries of the Trust; or

            (m) sell property to the Sponsor, the Advisor, a Trustee or Affiliate thereof, except in connection with a joint venture with an Affiliated Program permitted under Article VII, Section 1 if the Trust is required to grant the Affiliated Program a right of first refusal.

            SECTION VII.8 TRANSACTIONS BETWEEN THE TRUST AND AFFILIATED PERSONS. Except for joint ventures with Affiliated Programs as provided for in Article VII, Section 7.1, or advisory arrangements with the Advisor as provided for in
Article VI, any transaction between the Trust and a Sponsor, the Advisor, a Trustee or Affiliates thereof shall require approval by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction, as being fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

            In the absence of fraud, no contract, act or other transaction between the Trust and any other Person, or in which the Trust is interested, that is described in the preceding paragraph, shall be invalid, void or voidable even though (a) one or more of the Trustees or officers are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or retired officers of such other Person, or (b) one or more of the Trustees or officers of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction.

            SECTION VII.9 TRUST'S RIGHT TO BORROW FUNDS. The Trust is authorized to incur indebtedness up to the Debt Limitation.

            The Trust shall not borrow funds from the Sponsor, the Advisor, a Trustee or Affiliate thereof unless a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction approve the transaction as being fair and reasonable and no less favorable to the Trust than loans between unaffiliated lenders and borrowers under the same circumstances.

            SECTION VII.10 REPORTS. The Trust will mail or deliver, within 120 days after the end of each fiscal year, to Shareholders as of a record date after the end of the Trust's fiscal year and each other Person who becomes a Shareholder between such record date and the date of mailing or delivery, an annual report of the affairs of the Trust, including annual financial statements of the Trust (balance sheet, statement of income or loss, statement of Shareholders' equity, and statement of cash flows) accompanied by a report containing an opinion of independent certified public accountants. Such information will be prepared on an accrual basis in accordance with generally accepted accounting principles. The Trust shall also include in its annual report (i) the ratio of the costs of raising capital during the period to the capital raised, (ii) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with the Trust) and (iii) a statement on distributions to the Shareholders and their sources. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. The Trustees, including the Independent Trustees, shall take reasonable steps to insure that the requirements of this Section 10 are satisfied on a timely basis.

                                  ARTICLE VIII

                           THE SHARES AND SHAREHOLDERS

            SECTION VIII.1    SHARES.

            (a) Authorization of Shares. The Trust is authorized to sell and issue as many Shares (including fractional shares) as the Trustees shall determine in their sole discretion. A majority of the Trustees, including a majority of the Independent Trustees, are authorized to determine from time to time the number of such authorized Shares that will be sold and issued to the public or others.

            The Shares may be issued for such consideration as the Trustees shall determine, including upon the conversion of convertible debt, or by way of share dividend or share split in the discretion of the Trustees. Except as otherwise provided herein, all Shares shall have equal voting, dividend, distribution, liquidation, redemption and other rights. Shares reacquired by the Trust may be canceled by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend, share split, or upon the conversion of convertible debt. Unless otherwise permitted by the Trustees, the Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights of any kind.

            (b) Common Shares. Each Common Share shall entitle the holder thereof to one vote. The Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of beneficial interests.

            (c) Preferred Shares. Preferred Shares shall not entitle the holder thereof to vote unless the Trustees, in their sole discretion, determine to grant voting rights to holders of Preferred Shares. The Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of beneficial interests in the Trust.

            (d) Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Trustees by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares of the Trust; (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the express terms of any class or series of Shares of the Trust outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

            (e) Trust Agreement and Bylaws. All Persons who shall acquire Shares in the Trust shall acquire the same subject to the provisions of this Declaration of Trust and the Trust's bylaws and shall be bound by the terms and provisions of this Declaration of Trust and the Trust's bylaws.

            SECTION VIII.2 CERTIFICATES; SHARE LEDGER. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust. Certificates evidencing the Shares shall be issued to Shareholders within a reasonable time after a written request for such certificate is received by the Trust. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, including requiring the Shareholder requesting such issuance to pay the reasonable expenses incurred in connection therewith, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent shall be conclusive as to who are the Shareholders and as to the number of Shares of the Trust held from time to time by each such Shareholder.

            No certificates for Shares shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Trustees, upon:

              (i) production of evidence of loss, destruction or wrongful taking;

              (ii) delivery of a bond indemnifying the Trust and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

             (iii) payment of the expenses of the Trust and its agents incurred in connection with the issuance of the new certificate; and

              (iv) compliance with such other reasonable requirements as may be imposed.

            SECTION VIII.3 TRANSFERS OF SHARES. Except as otherwise provided herein, Shares shall be transferable on the records of the Trust upon presentment to the Trust or a transfer agent of such evidence of the payment of transfer taxes and compliance with other provisions of law as the Trust or its transfer agent may require.

            SECTION VIII.4 SHAREHOLDERS' DISCLOSURES; REDEMPTION OF SHARES. The Shareholders shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of the Shares as the Board of Trustees deems necessary to comply with the provisions of the Code and the regulations thereunder or to comply with the requirements of any other taxing authority, including the provisions relating to qualification of the Trust as a REIT. If the Board of Trustees shall at any time be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which would prevent the Trust from qualifying as a REIT under the Real Estate Investment Trust Provisions of the Code, and whether or not any Shares are or may become Excess Shares under Article XII, the Board of Trustees shall have the power by lot or other means deemed equitable by them to prevent the transfer of Shares of the Trust and/or call for redemption a number of such Shares sufficient in the opinion of the Board of Trustees to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for REITs. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated, the NASDAQ National Quotation System or a similar organization selected by the Trust for such purpose, or (iii) if not determinable as aforesaid, as determined in good faith by the Board of Trustees. From and after the date fixed for redemption by the Board of Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, except for the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 8.4, the term "ownership" of Shares shall be determined as provided in Section 544 of the Code or any successor provision.

            SECTION VIII.5 RIGHT TO REFUSE TO TRANSFER SHARES. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust, the Board of Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Board of Trustees for that purpose. If, in the opinion of the Board of Trustees, which shall be conclusive, any proposed transfer would jeopardize the status of the Trust as a REIT under the Real Estate Investment Trust Provisions of the Internal Revenue Code, whether or not any Shares are or may become Excess Shares under Article XII, the Trustees may refuse to permit such transfer. Any attempted transfer for which the Trustees have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer of Shares shall be subject to this provision.

            SECTION VIII.6 LEGAL OWNERSHIP OF ASSETS OF THE TRUST. The legal ownership of the assets of the Trust and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the assets of the Trust.

            SECTION VIII.7 SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the assets of the Trust or otherwise.

            SECTION VIII.8 SHAREHOLDERS RECORD DATE. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to Trust action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Trustees may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

            SECTION VIII.9 DIVIDENDS. Subject to the provisions of this Declaration of Trust, the Board of Trustees may, out of funds legally available therefor, declare dividends, including deficiency dividends, if necessary, upon the Shares of the Trust as and when it deems expedient. Before declaring any dividends there may be set apart out of any funds of the Trust available for dividends, such sum or sums as the Board of Trustees, from time to time in its discretion, deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Trustees shall deem conducive to the interests of the Trust. The Board of Trustees may declare a consent dividend as long as the form of the actual and consent dividends for the taxable year do not constitute a preferential distribution.

            SECTION VIII.10 DISTRIBUTION REINVESTMENT PLAN. The Trustees may adopt a distribution reinvestment plan on such terms and conditions as shall be set forth in the Prospectus, which plan may be amended from time to time by the Trustees, provided, however, that such plan shall, at a minimum, provide for the following:

            (a) All material information regarding the distribution to the Shareholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholder at least annually; and

            (b) Each Shareholder participating in the Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in subparagraph (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION IX.1 SEAL. The trust seal shall be circular in form and shall contain the name of the Trust, the year of its creation and the words "TRUST SEAL MASSACHUSETTS." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

            SECTION IX.2 FISCAL YEAR. The fiscal year of the Trust shall be determined by resolution of the Board of Trustees.

            SECTION IX.3 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, or agent or agents of the Trust, and in such manner, as shall be determined from time to time by resolution of the Board of Trustees.

            SECTION IX.4 NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by this Declaration of Trust to be given, except as otherwise set forth herein, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Trust, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings or solicitation of Shareholder consent without a meeting except as otherwise provided by statute.

            Whenever any notice is required to be given under the provisions of any law, or under the provisions of this Declaration of Trust, a waiver thereon in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

            SECTION IX.5 SUCCESSORS IN INTEREST. This Declaration of Trust shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

            SECTION IX.6 INSPECTION OF RECORDS. Inspection of books and records shall be permitted to the same extent as permitted under law applicable to shareholders of a corporation organized in the Commonwealth of Massachusetts, unless broader inspection rights have been granted to the Shareholders in
Article III, Section 3.5, in which event the Shareholders shall be entitled to such broader inspection rights.

            SECTION IX.7 SEVERABILITY. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

            SECTION IX.8 APPLICABLE LAW. This Declaration has been executed, acknowledged and delivered by the Trustees with reference to the statutes and laws of the Commonwealth of Massachusetts, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of said Commonwealth of Massachusetts.

                                    ARTICLE X

                               DURATION, AMENDMENT
                            AND TERMINATION PROCEDURE

            SECTION X.1 DURATION OF TRUST. Until the Trust terminates or is terminated as provided in Section 10.3 below, the Trust shall continue in such manner that the Trustees shall have all the powers and discretion, express and implied, conferred upon them by law or by this Declaration.

            SECTION X.2 AMENDMENT PROCEDURE. This Declaration of Trust may be amended by a majority of the Trustees, including a majority of the Independent Trustees, with the approval of the holders of a majority of the outstanding Shares entitled to vote, except that the amendment of the provision regarding super-majority Shareholder approval of certain conversion ("roll-up") transactions requires the vote of the holders of eighty percent (80%) of the outstanding Shares. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to alter or repeal any provision of this Declaration of Trust, without the consent of the Shareholders, (i) to the minimum extent necessary, based on an opinion of counsel, to comply with the requirements of the provisions of the Internal Revenue Code applicable to REITS, the regulations issued thereunder, and any ruling on or interpretation of the Internal Revenue Code or the regulations thereunder, (ii) to delete or add any provision of this Declaration of Trust required to be so deleted or added by the staff of the Securities and Exchange Commission or a state "blue sky" commissioner or such similar official, which addition or deletion is deemed by such commissioner or official to be for the benefit or protection of Shareholders, or (iii) to clarify any ambiguities or correct any inconsistencies.

            SECTION X.3 TERMINATION OF TRUST. (a) The Trust shall continue perpetually, unless earlier terminated at any time by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon and the affirmative vote of a majority of the Trustees. Upon the termination of the
Trust:

               (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

              (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining assets of the Trust to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

             (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall convert, to the extent possible, the remaining assets of the Trust to cash, and shall distribute such cash among the Shareholders according to their respective rights.

            (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the facts of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.


                                   ARTICLE XI

                                 EXCULPATION AND
                        INDEMNIFICATION AND OTHER MATTERS

            SECTION XI.1 LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS WHO ARE PERFORMING SERVICES ON BEHALF OF THE TRUST. The Trustees and officers, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. No Trustee or officer shall, nor shall any Shareholders, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the assets of the Trust for the payment or performance thereof. The Shareholders shall not be personally liable on account of any contractual obligation undertaken by the Trust. Each Shareholder shall be entitled to pro rata indemnity from the Trust estate if, contrary to the provision hereof, such Shareholder shall be held to any such personal liability. All contracts to which the Trust is a party shall include a provision that the Shareholders shall not be personally liable on such contract.

            SECTION XI.2 INDEMNIFICATION. (a) Subject to any limitations contained herein, the Trust shall indemnify and hold harmless the Trustees, the Advisor, and their Affiliates who are performing services on behalf of the Trust (all of the foregoing being referred to as "Indemnified Parties" and each being referred to as an "Indemnified Party") against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), and other amounts paid and reasonably incurred by them in connection with or by reason of any act performed or omitted to be performed by them in connection with the operation or business of the Trust, provided, that, (i) the Trustee or Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust, (ii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party and (iii) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Trust and not from the Shareholders.

            The Trust shall not indemnify the Indemnified Parties for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. Notwithstanding anything to the contrary in the preceding paragraph, the Trust may indemnify the Indemnified Parties for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, only if: (a) a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if there has been a successful defense, or (b) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall apprise the court of the published position of the Securities and Exchange Commission, the Missouri Securities Division and the Tennessee Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification.

            (b) The indemnification provided by the provisions of this Article XI shall continue for the period of time of service or for any matter arising out of the term of service as to an Indemnified Party and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (c) The Trust shall have the power to purchase and maintain insurance on behalf of any person who is or was an Indemnified Party who performs services on behalf of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Trust has an interest against any liability asserted against him or it and incurred by him or it in any such capacity, or arising out of his or its status as such; provided, however, that the Trust shall not incur the cost of any liability insurance which insures an Indemnified Party who performs services on behalf of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which the Trust has an interest against liability for which he or it could not be indemnified under this Article XI.

            (d) In the event a particular state holds a Shareholder personally liable for claims against the Trust (such as tort claims, contract claims where the underlying agreement does not specifically exclude Shareholder liability, claims for taxes and certain statutory liability), the Shareholder will, upon payment of any such liability, and in the absence of willful misconduct on his part, be entitled to reimbursement from the general assets of the Trust, to the extent such assets are sufficient to satisfy the claim.

            (e) The provision of advances from the Trust to the Indemnified Parties for legal expenses and other costs incurred as a result of a legal action is permissible only if the following three conditions are satisfied:

               (i) the legal action relates to the performance of duties or services by the Indemnified Party on behalf of the Trust;

              (ii) the legal action is initiated by a third party who is not a Shareholder; and

             (iii) the Indemnified Party undertakes to repay the advanced funds to the Trust in cases in which such Indemnified Party would not be entitled to indemnification hereunder.

            SECTION XI.3 RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Except as provided for in this Declaration Trust, any Trustee or officer may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Subject to Article IV, Section 4.2(e), any Trustee or officer may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in real property or Persons engaged in the real estate business, even if the same directly compete with the actual business being conducted by the Trust;

provided such interests or activities do not have a material adverse effect on the business of the Trust. Subject to the provisions of Article IV, Section 4.8, any Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer. Notwithstanding anything to the contrary contained in this Section 11.3, Independent Trustees shall at all times limit their activities so that they at all times satisfy the definition of Independent Trustees as set forth in Article II, Section 2.1 hereof.

                                   ARTICLE XII

                                  EXCESS SHARES

            SECTION XII.1 EXCESS SHARES. (a) If, at any time, a Person (as defined in (c) below only for purposes of this Article XII) shall be or become an Owner (as defined in (c) below) of Shares of the Trust in excess of 9.8% of the outstanding Shares entitled to vote (the "Limit"), those Shares of the Trust most recently acquired by such Person which are in excess of the Limit, including for this purpose Shares deemed owned through attribution, shall constitute "Excess Shares." Excess Shares shall have the following characteristics:

               (i) holders of Excess Shares shall not be entitled to exercise any voting rights with respect to such Excess Shares;

              (ii) Excess Shares shall not be deemed to be outstanding for the purpose of determining a quorum at the annual meeting or any special meeting of Shareholders or for determining the number of outstanding Shares for purposes of determining a "majority of the outstanding Shares" in connection with a Shareholders' vote without a meeting;

             (iii) any dividends or other distributions with respect to Excess Shares which would have been payable in respect of Shares had they not constituted "Excess Shares" shall be accumulated by the Trust and deposited in a savings account in a New York bank (which may be the Trust's dividend disbursing agent) for the benefit of, and be payable to, the holder or holders of such Shares at such time as such Excess Shares shall cease to be Excess Shares; and

              (iv) Excess Shares shall be deemed to have been offered for sale to the Trust or its designee at their fair market value for a period of one hundred twenty (120) days from the date of (A) the transfer of Shares which made the Shares Excess Shares if the Trust has actual knowledge that such transfer creates Excess Shares or (B) if such transfer is not actually known to the Trust, the determination by the Trustees in good faith by resolution duly adopted that a transfer creating Excess Shares has taken place (the "Offer Period"). Fair market value shall be determined as of the date of (A) or (B) above, and shall be the price as determined in good faith by the Trustees, provided, however, (1) if the Shares are listed on a national stock exchange, the fair market value shall be the closing price on that national stock exchange, or (2) if the Shares are not listed on a national stock exchange but publicly quoted on the National Quotation Bureau Incorporated's "pink sheets" or the NASDAQ National Quotation System, then the fair market value shall be the closing bid price on the applicable system.

            The Trust may accept the deemed offer for Excess Shares by mailing by registered mail (return receipt requested) a written notice to the record holder of Excess Shares at the address appearing on the Trust's stock transfer records stating the Trust's acceptance of the offer within the Offer Period. Payment for Excess Shares shall be made by the Trust by check, subject to collection, within 30 days after acknowledgment of receipt of the above-described notice. After notice has been sent, Excess Shares shall have no further rights beyond the right to receive payment pursuant to this Paragraph.

            (b) Each Person who becomes the Owner of Excess Shares is obliged immediately to give or cause to be given written notice thereof to the Trust and to give to the Trust such other information as the Trust may reasonably require of such Person (i) with respect to identifying all Owners and amount of Ownership of its outstanding Shares held directly or by attribution by such Person, and (ii) such other information as may be necessary to determine the Trust's status under the Code.

            (c) For the purpose of determination to be made under this Article,

                  (i) A Person shall be considered to "Own," be the "Owner" or have "Ownership" of Shares if he is treated as owner of such Shares for purposes of part 11, subchapter M of the Code, including the attribution of ownership provisions of Sections 542 and 544 of the Code, or if such Person would have beneficial ownership of such Shares as defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act") (all as in effect on the date of the formation of the Trust);

                  (ii) "Person" includes an individual, corporation, partnership, estate, trust, association, joint stock company or other entity and also includes a group as that term is used for purposes of
      Section 13(d)(3) of the Act (as in effect on the date of the formation of the Trust); and

                  (iii) In the case of an ambiguity in the application of any of the provisions of (i) and (ii) above, the Trustees shall have the power to determine for the purposes of this Article XII on the basis of information known to them (A) whether any person owns Shares, (B) whether any two or more individuals, corporations, partnerships, estates, trusts, associations or joint stock companies or other entities constitute a Person, and (C) whether any of the entities of
      (B) above constitute a group.

            (d) If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected.

            (e) Nothing contained in this Article XII shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT under the Code, including, without limitation, those provided in Sections 8.4 and 8.5 of Article VIII.

            (f) All references in this Declaration of Trust to the vote of Shares shall be deemed to include all Shares other than Excess Shares.

            (g) Excess Shares shall be deemed to be of a class separate from the class of Shares of beneficial interest provided in Article VII, Section 7.1 hereof, and upon any such Share of beneficial interest becoming an Excess Share, it shall be deemed to have been automatically converted into a Share of such class of Excess Shares; and upon a share ceasing to be held by a person in whose hands it is no longer deemed to be an Excess Share, such share shall be deemed to have been automatically converted into a share of class of Shares of beneficial interest described in Article VII, Section 7.1 hereof.

                                  ARTICLE XIII

                             CONVERSION TRANSACTIONS

            SECTION XIII.1 APPROVAL OF CONVERSION TRANSACTIONS. Notwithstanding any provision to the contrary in this Declaration of Trust, and subject to the restrictions on Roll-Ups described in Article XIV, Section 14.3 below, the approval of the holders of eighty percent (80%) of the Shares and the unanimous approval of the Independent Trustees shall be required for any exchange offer, merger, consolidation or similar transaction involving the Trust in which the Shareholders receive securities in a surviving entity having substantially longer duration, materially different investment objectives and policies, or a management compensation structure that is anticipated to provide significantly greater management compensation, from that described in the Consent Statement, except for any such transaction affected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Shareholders.

                                   ARTICLE XIV

                                    ROLL-UPS


            SECTION XIV.1 APPRAISALS. An appraisal of all the Trust's assets shall be obtained from a competent Independent Expert in connection with a proposed Roll-Up.

            If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering of the Roll-Up Entity's Shares. The issuer of the Roll-Up Entity's Shares shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

            The Trust's assets shall be appraised on a consistent basis. The appraisal shall:

            (a) be based on an evaluation of all relevant information;

            (b) indicate the value of the Trust's assets as of a date immediately prior to the announcement of the proposed Roll-Up; and

            (c) assume an orderly liquidation of the Trust's assets over a 12-month period.

            The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust and its Shareholders. A summary of the appraisal shall be included in a report to the Shareholders in connection with the proposed Roll-Up.

            SECTION XIV.2 SHAREHOLDER OPTIONS. The person sponsoring the Roll-Up shall offer to Shareholders who vote "no" on the proposed Roll-Up the choice of:

            (a) accepting the securities of the Roll-Up Entity offered in the proposed Rol-Up; or

            (b) one of the following choices:

               (i) remaining as Shareholders of the Trust and preserving their interests therein on the same terms and conditions as existed previously; or

              (ii) receiving cash in an amount equal to the Shareholders' pro rata share of the appraised value of the Net Assets of the Trust.

            SECTION XIV.3 RESTRICTIONS. The Trust shall not participate in any proposed Roll-Up which would:

            (a) result in Shareholders having voting rights that are less than those provided in this Declaration of Trust;

            (b) result in the Shareholders having rights to receive reports that are less than those provided in Article VII, Section 7.10 hereof;

            (c) include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

            (d) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Trust's Shares held by that investor;

            (e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in
Article III, Section 3.5 hereof; or

            (f) place the cost of the transaction on the Trust if the Roll-Up is not approved by the Shareholders; provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in Shareholders having rights and restrictions comparable to those contained herein.

            IN WITNESS WHEREOF, the undersigned Trustees of AMERICAN MORTGAGE INVESTORS TRUST, have signed this Second Amended and Restated Declaration of Trust as Trustees as of April 6, 1999, which date is the effective of this Second Amended and Restated Declaration of Trust.



                                         /s/ Peter T. Allen
                                        ----------------------------
                                        Peter T. Allen



                                        /s/ Arthur P. Fisch
                                        ----------------------------
                                        Arthur P. Fisch



                                        /s/ J. Michael Fried
                                        ----------------------------
                                        J. Michael Fried